Media Contact:	Investor Contact:
Wendi Kopsick	Jon Couchman
Kekst and Company	Chairman and Chief Executive Officer
212-521-4867	201-934-2713
FOR IMMEDIATE RELEASE
FOOTSTAR AMENDS RIGHTS PLAN TO PRESERVE VALUE OF TAX BENEFITS FOR ALL SHAREHOLDERS
—Part of Company’s Continuing Efforts to Maximize the Value
of its Remaining Assets—
     MAHWAH, NEW JERSEY, February 3, 2009 — Footstar, Inc. (OTCBB: FTAR) announced today that its board of directors has adopted an amendment to its existing shareholder rights plan that is intended to help preserve the value of the Company’s net operating loss carryforwards (“NOLs”) and related tax benefits. The amendment reduces the beneficial ownership threshold under Footstar’s shareholder rights plan from 15 percent to 4.75 percent.
     Footstar’s ability to use its NOLs could be substantially reduced if the Company experiences an “ownership change,” as defined under Section 382 of the Internal Revenue Code. The calculation of an “ownership change” under the Code is based on cumulative ownership changes in Footstar’s stock by stockholders that own, or are deemed to own, 5% or more of Footstar’s common stock, over a rolling three-year period. As a result, the rights plan as amended is designed to deter any person or group from acquiring beneficial ownership of more than 4.75 percent of Footstar’s common stock. The rights plan amendment exempts stockholders whose current beneficial ownership exceeds 4.75 percent so long as they do not acquire any additional shares of common stock, except as otherwise provided by existing agreements.
     The 4.75% beneficial ownership threshold in the amended shareholder rights plan replaces a similar ownership limitation in Footstar’s certificate of incorporation which expired on December 31, 2008. Consistent with Footstar’s continuing efforts to maximize the value of its remaining assets, including its NOLs, for the benefit of all shareholders, the Company determined it was advisable to amend the rights plan to preserve the NOLs until the Company receives the final payment due from Kmart for the sale of its inventory and evaluates the most effective means of returning capital to its shareholders. Once Footstar’s plans are finalized, the Company will provide additional information to stockholders.
     The rights plan amendment does not ensure that Footstar’s NOLs will be protected from an ownership change as defined in the tax laws, and there can be no assurance that such an ownership change will not occur. Footstar’s board of directors may in the future take other actions, consistent with its fiduciary duties, including action to further amend, extend or terminate the current terms of the amended rights plan.
     Additional information regarding the rights plan and the rights will be contained in a Current Report on Form 8-K and in an amendment to a Registration Statement on Form 8-A that Footstar will be filing with the Securities and Exchange Commission. These filings will be available on the SEC’s Web site at www.sec.gov.

Forward-Looking Statements
     This release contains forward-looking statements made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by the use of words such as “anticipate,” “estimates,” “should,” “expect,” “guidance,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, in connection with any discussion of our financial statements, business, results of operations, liquidity, future operating or financial performance and other future events and circumstances. Factors that could affect our forward-looking statements include, among other things, our receipt of amounts due from Kmart for the purchase of inventory, our ability to manage the wind-down of our business, the impact of the payment of the $1.00 per share special distribution on January 27, 2009 on our future cash requirements and liquidity needs, for any contingencies and obligations, and the other risks and uncertainties discussed more fully in our most recent Annual Report on Form 10-K and the other documents we file with the SEC.
     Because the information in this release is based solely on data currently available, it is subject to change and should not be viewed as providing any assurance regarding our future performance. Actual results, performance, events, plans and expectations may differ from our current projections, estimates and expectations and the differences may be material, individually or in the aggregate, to our business, financial condition, results of operations, liquidity or prospects. Additionally, we do not plan to update any of our forward-looking statements based on changes in assumptions, changes in results or other events subsequent to the date of this release, other than as included in our future required SEC filings, or as may otherwise be legally required.
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